FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-12

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Subject:  RE:  C37 Roadshow

Franklin Square renewal option terms:

Kohl's	Rent
Previous Lease	$7.25 PSF
Through 2/2022	$7.50 PSF
3/2022 - 2/2029	$8.00 PSF
1st Option Through 2/2034	$8.50 PSF
2nd Option Through 2/2039	$9.00 PSF
3rd Option Through 2/2044	$9.50 PSF
4th Option Through 2/2049	$10.00 PSF

Gander Mountain	Rent
Through 5/2028	$8.75 PSF
1st Option Through 5/2033	$9.63 PSF
2nd Option Through 5/2038	$10.59 PSF
3rd Option Through 5/2043	$11.65 PSF
4th Option Through 5/2048	$12.81 PSF

PetSmart	Rent
Through 1/2025	$10.50 PSF
1st Option Through 1/2030	$11.50 PSF
2nd Option Through 1/2035	$12.00 PSF
3rd Option Through 1/2040	$13.00 PSF
4th Option Through 1/2045	$14.00 PSF